Exhibit 99.1

Excel Trust Announces Results For the Quarter Ended June 30, 2014 Declares Dividend

SAN DIEGO July 30, 2014— Excel Trust, Inc. (the “Company”) announced today financial and operating results for the quarter ended June 30, 2014. A supplemental financial package with additional information can be found on Excel Trust’s website under the Investor Relations tab.

Highlights for the Second Quarter 2014

•	Reported Adjusted Funds from Operations (AFFO) for the quarter of approximately $12 million, or $0.24 per diluted share

•	Reported Funds from Operations (FFO) for the quarter of approximately $10.7 million or $0.21 per diluted share

•	Declared a third quarter 2014 dividend of $0.175 per share of common stock, which equates to an annualized dividend rate of $0.70 per share

•	Issued $250 million in 4.625% 10-year Senior Unsecured Notes with a 4.691% yield to maturity

•	Issued 12.65 million shares of common stock at a price of $13.25 per share, generating net proceeds of approximately $160.7 million

“We believe the progress we made in the second quarter will benefit the company for years to come,” said Gary Sabin, Chairman and CEO. “In May, we capitalized on our investment grade ratings by issuing $250 million of attractive, long-term, unsecured debt. In June, we successfully raised approximately $161 million in equity to help purchase several high quality properties currently under contract. These transactions mark important milestones for the company as they enhance the quality of our earnings, strengthen our balance sheet, and lay a foundation for future growth.”

Financial Results

Excel Trust reported Adjusted Funds From Operations (AFFO) for the second quarter of 2014 of $12.0 million, or $0.24 per diluted share and Funds From Operations (FFO) for the second quarter of $10.7 million or $0.21 per diluted share. Net loss attributable to the common stockholders for the second quarter was $0.8 million, or $0.02 per diluted share. This compares to AFFO of $10.7 million, or $0.22 per diluted share, FFO of $12.0 million or $0.25 per diluted share and net income attributable to the common stockholders of $0.6 million, or $0.1 per diluted share in the three-month period ended June 30, 2013.

Excel Trust reported AFFO for the six months ended June 30, 2014 of $23.8 million or $0.48 per diluted share and FFO of $22.1 million or $0.44 per diluted share. Net loss attributable to the common stockholders for the six months ended June 30, 2014 was $1.4 million or $0.03 per diluted share. The compares to AFFO of $20.7 million, or $0.44 per diluted share, FFO of $22.3 million or $0.47 per diluted share and a net loss attributable to the common stockholders of $1.8 million or $0.04 per diluted share in the six month period ended June 30, 2013.

Excel Trust considers AFFO and FFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present AFFO and FFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to the common shareholders to AFFO and FFO and a definition of both are included at the end of this release.

Operating Results

At the end of the second quarter 2014, the retail portfolio was 94.0% leased compared to 93.7% in the first quarter 2014. Anchor space was 99.1% leased compared to 99.1% in the first quarter 2014 and inline space was 84.5% leased compared to 83.9% in the first quarter 2014.

During the second quarter 2014, the Company signed 49 retail leases and renewals, totaling 231,779 square feet. The average releasing spread on comparable new leases was 4.9%.

Same Store Net Operating Income (“SSNOI”) for the second quarter 2014 increased 1.8%.

Summary of Significant Activities During Second Quarter 2014

On May 12, 2014, the Company completed an underwritten public offering of $250.0 million aggregate principal amount of 4.625% Senior Unsecured Notes due 2024. The notes were priced at 99.477% of the principal amount to yield 4.691% to maturity. The notes will be senior unsecured obligations of the operating partnership and will be fully and unconditionally guaranteed by Excel Trust, Inc.

On June 25, 2014, the Company completed a public offering of 12.65 million shares of its common stock at a public offering price of $13.25 per share. After the underwriting discount and estimated offering expenses payable by the Company, the Company received net proceeds of approximately $160.7 million.

Third Quarter 2014 Dividends Declared

The Board of Directors declared a third quarter cash dividend of $0.175 per common share payable on October 15, 2014 to shareholders of record as of September 30, 2014.

The Board of Directors has also declared a dividend of $0.4375 per share on the Company’s Series A Cumulative Convertible Perpetual Preferred Shares, and a dividend of $0.5078 on its Series B Cumulative Redeemable Preferred Shares. The dividend on Excel Trust’s outstanding Series A and Series B Preferred Shares will be payable on October 15, 2014 to shareholders of record as of September 30, 2014.

Revised 2014 Guidance

Excel Trust is revising its previously announced guidance to incorporate recent debt and equity offerings. The Company expects its AFFO per share for fiscal year 2014 to be between $0.85 and $0.91and its FFO per share to be between $0.77 and $0.83. The Company will further discuss assumptions surrounding guidance tomorrow on the conference call.

Conference Call

In conjunction with Excel Trust’s results, you are invited to listen to its conference call on Thursday, July 31, 2014 at 1:00 p.m. Eastern Time.

PHONE: Conference call access information is as follows:

Dial in number: (800) 299-8538

International Dial in number: (617) 786-2902

Pass code: 34697712

INTERNET: A live webcast of the conference call will be available through Excel Trust’s web site at www.exceltrust.com.

REPLAY: A replay of the conference call will be made available through Excel Trust’s web site at www.exceltrust.com. A replay will also be available by phone for three days beginning at 4:00 p.m. ET on July 31, 2014. Replay access information is as follows:

Dial in number: (888) 286-8010

International Dial in number: (617) 801-6888

Pass code: 30082346

About Excel Trust

Excel Trust, Inc. is a retail focused REIT that primarily targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. The Company has elected to be treated as a REIT, for U.S. federal income tax purposes. Excel Trust trades publicly on the NYSE under the symbol “EXL”. For more information on Excel Trust, Inc., please visit www.exceltrust.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the retail industry or the markets in which the Company operates; increased interest rates and operating costs; decreased rental rates or increased vacancy rates; the Company’s failure to obtain necessary outside financing on favorable terms or at all; changes in the availability of additional acquisition opportunities; the Company’s inability to successfully complete real estate acquisitions or successfully operate acquired properties; the Company’s failure to qualify or maintain its status as a REIT; risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed; and risks associated with downturns in domestic and local economies, and volatility in the securities markets. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

Excel Trust computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding real estate-related depreciation and amortization, impairment charges and net gains (losses) on the disposition of assets and after adjustments for unconsolidated partnerships and joint ventures. Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting or adding straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.

FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust’s liquidity, nor are they indicative of funds available to fund Excel Trust’s cash needs, including Excel Trust’s ability to pay dividends or make distributions.

Summarized Financial Statements

Reported results are preliminary and not final until the filing of Excel Trust’s Form 10-Q or 10-K with the Securities and Exchange Commission and, therefore, remain subject to adjustment. The accompanying notes to follow in the Form 10-Q or 10-K are an integral part of these consolidated financial statements.

Excel Trust Consolidated Balance Sheet

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30, 2014	December 31, 2013
ASSETS:
Property:
Land	$380,363	$380,366
Buildings	647,401	642,356
Site improvements	64,769	63,242
Tenant improvements	56,459	54,025
Construction in progress	14,980	7,576
Less accumulated depreciation	(75,834)	(61,479)

Property, net	1,088,138	1,086,086
Cash and cash equivalents	183,749	3,245
Restricted cash	6,973	8,147
Tenant receivables, net	3,205	5,117
Lease intangibles, net	68,213	78,345
Deferred rent receivable	10,342	9,226
Other assets (1)	22,572	20,135
Real estate held for sale, net of accumulated amortization	—	—
Investment in unconsolidated entities	8,303	8,520

Total assets	$1,391,495	$1,218,821

LIABILITIES AND EQUITY:
Liabilities:
Mortgages payable, net	$207,048	$251,191
Notes payable	—	179,500
Unsecured notes	348,693	100,000
Accounts payable and other liabilities	29,110	21,700
Lease intangibles, net	25,845	28,114
Dividends/distributions payable	13,160	10,932

Total liabilities	623,856	591,437
Equity:
Total stockholders’ equity	755,611	615,446
Non-controlling interests	12,028	11,938

Total equity	767,639	627,384

Total liabilities and equity	$1,391,495	$1,218,821

(1)	Other assets is primarily comprised of deposits, notes receivable, prepaid expenses and furniture, fixtures, and equipment

Excel Trust Consolidated Statement of Operations

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and dividends per share)

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Revenues:
Rental revenue	$25,179	$22,227	$50,086	$44,129
Tenant recoveries	4,855	4,446	10,110	9,076
Other income	596	285	1,030	601

Total revenues	30,630	26,958	61,226	53,806
Expenses:
Maintenance and repairs	2,186	1,737	4,409	3,418
Real estate taxes	2,930	2,992	6,295	5,958
Management fees	519	415	1,037	633
Other operating expenses	1,615	1,354	3,346	2,862
Changes in fair value of contingent consideration	—	(1,558)	—	(1,558)
General and administrative	4,158	3,306	7,973	7,137
Depreciation and amortization	11,411	10,810	23,207	22,976

Total expenses	22,819	19,056	46,267	41,426

Net operating income	7,811	7,902	14,959	12,380
Interest expense	(5,981)	(4,444)	(10,970)	(9,022)
Interest income	54	48	103	97
Income (loss) from equity in unconsolidated entities	95	(65)	165	(25)
Gain on acquisition of real estate and sale of land parcel	—	—	—	—
Changes in fair value of financial instruments and gain on OP unit redemption	—	—	—	230

Net income (loss) from continuing operations	1,979	3,441	4,257	3,660
Income from discontinued operations before gain on sale of real estate assets	—	31	—	136
Gain on sale of real estate assets	—	—	—	—

Income from discontinued operations	—	31	—	136

Net income (loss)	1,979	3,472	4,257	3,796
Net (income) loss attributable to non-controlling interests	(74)	(105)	(157)	(133)

Net income (loss) attributable to Excel Trust, Inc.	1,905	3,367	4,100	3,663
Preferred stock dividends	(2,744)	(2,744)	(5,488)	(5,488)

Net income (loss) attributable to the common stockholders	$(839)	$623	$(1,388)	$(1,825)

Basic and diluted net income (loss) per share	$(0.02)	$0.01	$(0.03)	$(0.04)

Weighted-average common shares outstanding - basic and diluted	48,567	47,150	48,178	46,256

The notes in the Form 10-Q or 10-K are an integral part of these condensed consolidated financial statements.

RECONCILIATION OF NET INCOME TO FFO AND AFFO

For the Periods Ended June 30, 2014

(In thousands, except per share data)

Excel Trust, Inc.’s FFO and AFFO available to common stockholders and operating partnership unitholders and a reconciliation to net income(loss) for the three and six months ended June 30, 2014 and 2013 is as follows:

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Net income (loss) attributable to the common stockholders	$(839)	$623	$(1,388)	$(1,825)
Add:
Non-controlling interests in operating partnership	(16)	20	(26)	(39)
Depreciation and amortization	11,411	11,149	23,207	23,540
Deduct:
Depreciation and amortization related to joint venture	156	255	326	666

Funds from operations	$10,712	$12,047	$22,119	$22,342
Adjustments:
Transaction costs	171	313	477	447
Deferred financing costs	499	419	923	913
Stock-based and other non-cash compensation expense	1,390	568	1,964	1,130
Changes in fair value of contingent consideration	—	(1,558)	—	(1,558)
Changes in fair value of financial instruments	—	—	—	(230)
Straight-line effects of lease revenue	(524)	(1,100)	(1,116)	(1,977)
Amortization of above- and below-market leases	(222)	179	(360)	219
Non-incremental capital expenditures	(68)	(234)	(179)	(350)
Non-cash expenses (income) related to joint venture	(8)	16	(17)	(281)

Adjusted funds from operations	$11,950	$10,650	$23,811	$20,655

Weighted average common shares outstanding	48,567	47,150	48,178	46,256
Add:
OP units	1,020	1,225	1,020	1,233
Restricted stock	747	213	—	223
Contingent consideration related to business combinations	—	—		—
LTIP restricted stock	—	94	—	94

Weighted average common shares outstanding—diluted (FFO and AFFO)	50,334	48,682	49,198	47,806

Funds from operations per share (diluted)	$0.21	$0.25	$0.44	$0.47
Adjusted funds from operations per share (diluted)	$0.24	$0.22	$0.48	$0.44

Other Information:
Leasing commissions paid	$216	$462	$488	$970
Tenant improvements paid	$771	$711	$2,028	$3,092